Exhibit 99

CACI Reports Results for Its Fiscal 2021 Second Quarter

Revenue of $1.5 billion, +5.2% year-over-year

Net income of $106.5 million, +34.5% year-over-year

Robust cash flow from operations

Contract awards of $2.1 billion

Reaffirms Fiscal Year 2021 Guidance

ARLINGTON, Va.--(BUSINESS WIRE)--January 27, 2021--CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government enterprise and mission customers, announced results today for its second fiscal quarter ended December 31, 2020.

CEO Commentary and Outlook

John Mengucci, CACI’s President and CEO, said, “We delivered solid organic growth, and our focus on delivery and operational excellence again drove strong profitability and robust cash flow. We also won a healthy level of contract awards in what is typically a seasonally light quarter. We are confident in our ability to continue to deliver value to our customers and shareholders.”

Second Quarter Results

(in millions except earnings per share and DSO)	Q2, FY21	Q2, FY20	% Change
Revenue	$1,468.7	$1,395.5	5.2%
Operating income	$141.5	$110.2	28.5%
Net income	$106.5	$79.2	34.5%
Diluted earnings per share	$4.18	$3.11	34.4%
Net cash provided by operating activities excluding MARPA[1]	$189.8	$117.5	61.6%
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[2]	$174.6	$140.9	23.9%
Days sales outstanding (DSO)[3]	53	60
(1)

Second quarter FY21 and second quarter FY20 net cash provided by operating activities exclude CACI’s Master Accounts Receivable Purchase Agreement (MARPA). For more details, see the Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA on page 10 of this release.

(2)	See the Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) on page 10 of this release.
(3)	The DSO calculations for second quarter FY21 and second quarter FY20 exclude the impact of the Company’s MARPA, which was 10 days and 9 days, respectively.

Revenue in Q2 FY21 increased 5.2% year-over-year as reported and 4.3% organically. The year-over-year increase in operating income was driven by higher revenue, strong operating performance, favorable fixed-price contract performance, and lower indirect costs. The year-over-year increase in net income was due to higher operating income and lower interest expense, partially offset by a higher effective tax rate. The increase in cash from operations, excluding MARPA, was driven by higher net income and favorable working capital management.

Second Quarter Contract Awards

Contract awards in Q2 FY21 totaled $2.1 billion. These awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:

  A four-and-a-half year task order, with a ceiling value of $160 million, by the U.S. Air Force Central Command’s (AFCENT) Network Operations and Security Center (NOSC) to provide enterprise expertise including networking, technical, and cyber support to multiple deployed AFCENT NOSC sites through U.S. Central Command (CENTCOM).
  A five-year single award contract, with a ceiling value of $447 million, to provide acquisition mission technology.
  A seven-year task order, with a ceiling value of $376 million, to provide mission technology to modernize a federal customer’s web-based supply chain system.
  A three-year task order, with a ceiling value of $96 million, to provide engineering and logistics expertise for the U.S. Army’s Medical Communications for Combat Casualty Care (MC4) Program.
  A six-and-a-half year indefinite delivery/indefinite quantity contract, with a ceiling of $1.5 billion, to continue providing automated litigation support services to federal agencies.

Total backlog as of December 31, 2020 was $22.4 billion compared with $20.3 billion a year ago, an increase of 10%. Funded backlog as of December 31, 2020 was $2.9 billion compared with $2.8 billion a year ago, an increase of 3%.

Additional Highlights

  CACI announced the delivery of a flight model laser communications transmitter to the NASA Jet Propulsion Laboratory (JPL) for use on-board the Psyche spacecraft, whose mission is to study the origin of planetary cores in the asteroid belt.
  CACI Board Member, The Honorable Susan M. “Sue” Gordon, the former Principal Deputy Director of National Intelligence (PDDNI), will receive the Intelligence and National Security Alliance’s (INSA) 2021 William Oliver Baker Award on September 25, 2021, in recognition of her extraordinary contribution to U.S. intelligence and national security affairs.
  CACI Vice President and Army Client Executive Major General (Ret.), Randolph (Randy) Strong was inducted into the Army’s Command, Control, Communications, Computers, Cyber, Intelligence, Surveillance, and Reconnaissance (C5ISR) Hall of Fame. The event highlighted Mr. Strong’s military career and specifically his service as Commanding General of the United States Army Communications-Electronics Command (CECOM) from 2009 to 2012.
  CACI received multiple accolades for veteran efforts this quarter including a Best Company for Veterans by Monster and Military.com, a Best Employer for Veterans by Forbes.com, and received the 2020 Northern Virginia Technology Council (NVTC) Veterans Employment Initiative (VEI) Veteran Service Award for the company’s longstanding commitment of both hiring and supporting military veterans, their families, and the military community.

Reaffirming FY21 Guidance

The table below summarizes our FY21 guidance and represents our views as of January 27, 2021.

(in millions except earnings per share)	Current Fiscal Year 2021 Guidance
Revenue	$6,050 - $6,250
Net income	$372 - $392
Diluted earnings per share	$14.47 - $15.25
Diluted weighted average shares	25.7
Net cash provided by operating activities	at least $600

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, January 28, 2021 during which members of our senior management will be making a brief presentation focusing on second quarter results and operating trends followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/news/#upcomingevent at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI

CACI’s approximately 23,000 talented employees are vigilant in providing the unique expertise and distinctive technology that address our customers’ greatest enterprise and mission challenges. Our culture of good character, innovation, and excellence drives our success and earns us recognition as a Fortune World’s Most Admired Company. As a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index, we consistently deliver strong shareholder value. Visit us at www.caci.com.

There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics like COVID-19; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics like COVID-19; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic like COVID-19; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

CACI-Earnings Release

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	12/31/2020	12/31/2019	% Change	12/31/2020	12/31/2019	% Change
Revenue	$1,468,711	$1,395,469	5.2%	$2,928,217	$2,758,861	6.1%
Operating costs and expenses:
Costs of revenue	947,131	904,867	4.7%	1,887,065	1,783,748	5.8%
Indirect costs and selling expenses	347,807	352,448	-1.3%	702,811	710,040	-1.0%
Depreciation and amortization	32,234	27,967	15.3%	62,378	54,729	14.0%
Total operating expenses	1,327,172	1,285,282	3.3%	2,652,254	2,548,517	4.1%
Operating income	141,539	110,187	28.5%	275,963	210,344	31.2%
Interest expense and other, net	9,087	14,714	-38.2%	19,067	31,525	-39.5%
Income before income taxes	132,452	95,473	38.7%	256,896	178,819	43.7%
Income taxes	25,974	16,278	59.6%	56,774	31,647	79.4%
Net income	$106,478	$79,195	34.5%	$200,122	$147,172	36.0%

Basic earnings per share	$4.22	$3.16	33.6%	$7.95	$5.89	35.0%
Diluted earnings per share	$4.18	$3.11	34.4%	$7.86	$5.78	36.1%

Weighted average shares used in per share computations:
Basic	25,225	25,065		25,162	24,979
Diluted	25,451	25,435		25,469	25,483

Statement of Operations Data (Unaudited)
	Three Months Ended			Six Months Ended
	12/31/2020	12/31/2019		12/31/2020	12/31/2019
			% Change			% Change
Operating income margin	9.6%	7.9%		9.4%	7.6%
Tax rate	19.6%	17.1%		22.1%	17.7%
Net income margin	7.2%	5.7%		6.8%	5.3%

Adjusted EBITDA*	$174,580	$140,902	23.9%	$340,016	$269,213	26.3%
Adjusted EBITDA Margin	11.9%	10.1%		11.6%	9.8%

* See Reconciliation of Net Income to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization on page 10.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	12/31/2020	6/30/2020
ASSETS:
Current assets
Cash and cash equivalents	$102,114	$107,236
Accounts receivable, net	747,845	841,227
Prepaid expenses and other current assets	145,747	137,423
Total current assets	995,706	1,085,886

Goodwill and intangible assets, net	4,141,597	3,813,995
Property and equipment, net	180,258	170,521
Operating lease right-of-use assets	374,310	330,767
Other long-term assets	159,614	141,303
Total assets	$5,851,485	$5,542,472

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$46,920	$46,920
Accounts payable	60,683	89,961
Accrued compensation and benefits	379,978	338,760
Other accrued expenses and current liabilities	285,223	293,518
Total current liabilities	772,804	769,159

Long-term debt, net of current portion	1,371,222	1,357,519
Other long-term liabilities	823,180	754,484
Total liabilities	2,967,206	2,881,162

Shareholders' equity	2,884,279	2,661,310
Total liabilities and shareholders' equity	$5,851,485	$5,542,472

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Six Months Ended
	12/31/2020	12/31/2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$200,122	$147,172
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	62,378	54,729
Non-cash lease expense	38,436	35,850
Amortization of deferred financing costs	1,163	1,176
Stock-based compensation expense	15,041	14,499
Deferred income taxes	(6,311)	14,104
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	94,292	51,458
Prepaid expenses and other assets	(20,605)	(28,921)
Accounts payable and other accrued expenses	(30,087)	8,121
Accrued compensation and benefits	39,461	1,529
Income taxes payable and receivable	11,107	(21,384)
Operating lease liabilities	(37,916)	(37,989)
Long-term liabilities	15,206	(3,319)
Net cash provided by operating activities	382,287	237,025

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(31,873)	(41,035)
Cash paid for business acquisitions, net of cash acquired	(355,127)	(102,056)
Other	-	-
Net cash used in investing activities	(387,000)	(143,091)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) under credit facilities	12,540	(68,460)
Proceeds from employee stock purchase plans	4,664	3,665
Repurchases of common stock	(4,420)	(3,596)
Payment of taxes for equity transactions	(18,649)	(29,083)
Net cash used in financing activities	(5,865)	(97,474)
Effect of exchange rate changes on cash and cash equivalents	5,456	157
Net decrease in cash and cash equivalents	(5,122)	(3,383)
Cash and cash equivalents, beginning of period	107,236	72,028
Cash and cash equivalents, end of period	$102,114	$68,645

Selected Financial Data (Continued)

Revenue by Customer Group (Unaudited)
	Three Months Ended
(dollars in thousands)	12/31/2020		12/31/2019		$ Change	% Change
Department of Defense	1,012,875	68.9%	990,381	71.0%	$22,494	2.3%
Federal Civilian Agencies	390,034	26.6%	342,029	24.5%	48,005	14.0%
Commercial and other	65,802	4.5%	63,059	4.5%	2,743	4.3%
Total	1,468,711	100.0%	1,395,469	100.0%	$73,242	5.2%

	Six Months Ended
(dollars in thousands)	12/31/2020		12/31/2019		$ Change	% Change
Department of Defense	2,017,070	68.9%	1,928,021	69.9%	$89,049	4.6%
Federal Civilian Agencies	780,213	26.6%	706,022	25.6%	74,191	10.5%
Commercial and other	130,934	4.5%	124,818	4.5%	6,116	4.9%
Total	2,928,217	100.0%	2,758,861	100.0%	$169,356	6.1%

Revenue by Contract Type (Unaudited)
	Three Months Ended
(dollars in thousands)	12/31/2020		12/31/2019		$ Change	% Change
Cost-plus-fee	843,584	57.5%	818,477	58.6%	$25,107	3.1%
Fixed price	440,821	30.0%	388,867	27.9%	51,954	13.4%
Time and materials	184,306	12.5%	188,125	13.5%	(3,819)	-2.0%
Total	1,468,711	100.0%	1,395,469	100.0%	$73,242	5.2%

	Six Months Ended
(dollars in thousands)	12/31/2020		12/31/2019		$ Change	% Change
Cost-plus-fee	1,667,193	56.9%	1,566,191	56.8%	$101,002	6.4%
Fixed price	874,635	29.9%	806,843	29.2%	67,792	8.4%
Time and materials	386,389	13.2%	385,827	14.0%	562	0.1%
Total	2,928,217	100.0%	2,758,861	100.0%	$169,356	6.1%

Revenue by Prime or Subcontractor (Unaudited)
	Three Months Ended
(dollars in thousands)	12/31/2020		12/31/2019		$ Change	% Change
Prime	1,327,025	90.4%	1,266,655	90.8%	$60,370	4.8%
Subcontractor	141,686	9.6%	128,814	9.2%	12,872	10.0%
Total	1,468,711	100.0%	1,395,469	100.0%	$73,242	5.2%

	Six Months Ended
(dollars in thousands)	12/31/2020		12/31/2019		$ Change	% Change
Prime	2,653,863	90.6%	2,501,760	90.7%	$152,103	6.1%
Subcontractor	274,354	9.4%	257,101	9.3%	17,253	6.7%
Total	2,928,217	100.0%	2,758,861	100.0%	$169,356	6.1%

Revenue by Expertise or Technology (Unaudited)
	Three Months Ended
(dollars in thousands)	12/31/2020		12/31/2019		$ Change	% Change
Expertise	732,276	49.9%	742,034	53.2%	$(9,758)	-1.3%
Technology	736,435	50.1%	653,435	46.8%	83,000	12.7%
Total	1,468,711	100.0%	1,395,469	100.0%	$73,242	5.2%

	Six Months Ended
(dollars in thousands)	12/31/2020		12/31/2019		$ Change	% Change
Expertise	1,472,959	50.3%	1,464,387	53.1%	$8,572	0.6%
Technology	1,455,258	49.7%	1,294,474	46.9%	160,784	12.4%
Total	2,928,217	100.0%	2,758,861	100.0%	$169,356	6.1%

Selected Financial Data (Continued)

Contract Awards Received (Unaudited)
	Three Months Ended
(dollars in thousands)	12/31/2020	12/31/2019	$ Change	% Change
Contract Awards	$2,129,108	$2,711,484	$(582,376)	-21.5%

	Six Months Ended
(dollars in thousands)	12/31/2020	12/31/2019	$ Change	% Change
Contract Awards	$3,963,866	$6,728,707	$(2,764,841)	-41.1%

Reconciliation of Net Cash Provided by Operating Activities to
Net Cash Provided by Operating Activities Excluding MARPA
(Unaudited)

The Company defines net cash provided by operating activities excluding CACI’s Master Accounts Receivable Purchase Agreement (MARPA) as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude net cash received from CACI’s MARPA for the sale of certain designated eligible U.S. government receivables. Under the MARPA, the Company can sell eligible receivables, including certain billed and unbilled receivables up to a maximum amount of $200.0 million. The Company provides net cash provided by operating activities excluding MARPA to allow investors to more easily compare current period results to prior period results and to results of our peers. This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended	Three Months Ended
(dollars in thousands)	12/31/2020	12/31/2019
Net cash provided by operating activities	$205,387	$133,821
Cash used (provided) by MARPA	(15,553)	(16,334)
Net cash provided by operating activities excluding MARPA	$189,834	$117,487

Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Unaudited)

The Company views Adjusted EBITDA and Adjusted EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. Adjusted EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define Adjusted EBITDA as GAAP net income plus net interest expense, income taxes, depreciation and amortization expense, including depreciation within direct costs, and earnout adjustments. We consider Adjusted EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, as well as the effect of earnout gains and losses, which we do not believe are indicative of our core operating performance. Adjusted EBITDA margin is adjusted EBITDA divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended
(dollars in thousands)	12/31/2020	12/31/2019	% Change	12/31/2020	12/31/2019	% Change
Net income	$106,478	$79,195	34.5%	$200,122	$147,172	36.0%
Plus:
Income taxes	25,974	16,278	59.6%	56,774	31,647	79.4%
Interest income and expense, net	9,087	14,714	-38.2%	19,067	31,525	-39.5%
Depreciation and amortization expense, including amounts within direct costs	33,041	28,615	15.5%	64,053	55,969	14.4%
Earnout adjustments	-	2,100	-100.0%	-	2,900	-100.0%
Adjusted EBITDA	$174,580	$140,902	23.9%	$340,016	$269,213	26.3%

	Three Months Ended			Six Months Ended
(dollars in thousands)	12/31/2020	12/31/2019	% Change	12/31/2020	12/31/2019	% Change
Revenue, as reported	$1,468,711	$1,395,469	5.2%	$2,928,217	$2,758,861	6.1%
Adjusted EBITDA	174,580	140,902	23.9%	340,016	269,213	26.3%
Adjusted EBITDA margin	11.9%	10.1%		11.6%	9.8%

Contacts

Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
(703) 841-7801, jbrown@caci.com

Investor Relations:
Dan Leckburg, Senior Vice President, Investor Relations
(703) 841-7666, dleckburg@caci.com